EXHIBIT 99.1

WRITTEN AGREEMENT RELATING TO THE FILING

OF JOINT 13D STATEMENT -- SEC RULE 13d-1(k)

Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission, each of the undersigned hereby agrees to the joint filing of a Schedule 13D statement under the Securities Exchange Act of 1934 and any amendments thereto relating to acquisitions of the common stock of Standard Management Corporation, and such Schedule 13D statement and amendments thereto when signed and filed by the undersigned shall be deemed filed on behalf of each of them.

Dated: March 5, 2007	/s/ Sheila J. Schmidt
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Sheila J. Schmidt

/s/ Sam Schmidt
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Sam Schmidt